As  filed  with the Securities and Exchange Commission on June 27, 2003.
                                                 Registration No. 333 - ________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE SOUTH FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

           SOUTH CAROLINA                             57-0824914
   (State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-7900
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     WILLIAM P. CRAWFORD, JR., EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         THE SOUTH FINANCIAL GROUP, INC.
                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-4777
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement, as determined in light of market and other conditions.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plan, check the following box. [X]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

   ======================================== ================= ==================== ===================== ==================
            Title of Each Class of               Amount        Proposed Maximum      Proposed Maximum        Amount of
               Securities to be                  to be          Offering Price          Aggregate        Registration Fee
                  Registered                 Registered (1)      Per Share (2)      Offering Price (3)          (4)
   ---------------------------------------- ----------------- -------------------- --------------------- ------------------

   Common Stock-par value $1 per share
   Preferred Stock-no par value
   Debt Securities
   Warrants

          Total                               $200,000,000       $200,000,000          $200,000,000           $18,400

   ======================================== ================= ==================== ===================== ==================

(1) Includes an indeterminate number of securities that may be offered or sold.
(2) The proposed maximum offering price per unit or share will be determined from time to time by the relevant registrant in connection with, and at the time of, the issuance by the relevant registrant of the securities registered hereunder.
(3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations of the Securities Act. The aggregate public offering price of the Common Stock, Preferred Stock, Debt Securities, Warrants, and Junior Subordinated Debt Securities registered hereby will not exceed $200,000,000.
(4) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

                                INTRODUCTORY NOTE

         This registration statement contains a form of prospectus relating to Common Stock, Preferred Stock, Debt Securities, and Warrants of The South Financial Group, Inc.

         Each time The South Financial Group, Inc. offers securities, The South Financial Group, Inc. will provide you with a copy of this prospectus containing a general description of the offering and a prospectus supplement that will contain specific information about the terms of that offering.

         The prospectus containing a general description for the offering of Common Stock, Preferred Stock, Debt Securities (both senior and subordinated), and Warrants of The South Financial Group, Inc. follows immediately after this introductory note.

         INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SOUTH FINANCIAL GROUP, INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE AN OFFER OR SALE IS NOT PERMITTED.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 27, 2003

                                  $200,000,000

                         THE SOUTH FINANCIAL GROUP, INC.

                                  COMMON STOCK
                                 PREFERRED STOCK
                                 DEBT SECURITIES
                                    WARRANTS
                         --------------------------------

By this prospectus, we may offer from time to time the following securities:

         o    shares of common stock,

         o    shares of preferred  stock,  in one or more  series,  which may be
              convertible   into  or  exchangeable  for  common  stock  or  debt
              securities,

         o    unsecured   debt   securities   consisting  of  senior  notes  and
              debentures and subordinated notes and debentures, and other unsecured evidences of indebtedness in one or more series, and

         o    warrants to purchase any of the above securities.

                         --------------------------------

         The aggregate initial offering price of the securities that we offer will not exceed $200,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering.

                         --------------------------------

         The South Financial Group, Inc. will provide specific terms of the above securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                         --------------------------------

         These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                         --------------------------------

         These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                         --------------------------------

         You should rely on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.


                  This prospectus is dated _____________, 2003

                                TABLE OF CONTENTS


                                                                                                         PAGE
------------------------------------------------------------------------------------------------- --------------------
    About This Prospectus                                                                                    2
------------------------------------------------------------------------------------------------- --------------------
    The South Financial Group, Inc.                                                                          3
------------------------------------------------------------------------------------------------- --------------------
    Use of Proceeds                                                                                          3
------------------------------------------------------------------------------------------------- --------------------
    Consolidated Earnings Ratios                                                                             4
------------------------------------------------------------------------------------------------- --------------------
    Where You Can Find More Information                                                                      4
------------------------------------------------------------------------------------------------- --------------------
    Incorporation of Certain Documents by Reference                                                          4
------------------------------------------------------------------------------------------------- --------------------
    Forward-Looking Statements                                                                               5
------------------------------------------------------------------------------------------------- --------------------
    Supervision and Regulation                                                                               6
------------------------------------------------------------------------------------------------- --------------------
    Description of Common Stock                                                                              6
------------------------------------------------------------------------------------------------- --------------------
    Description of Preferred Stock                                                                           8
------------------------------------------------------------------------------------------------- --------------------
    Description of Debt Securities                                                                           8
------------------------------------------------------------------------------------------------- --------------------
    Description of Warrants                                                                                 13
------------------------------------------------------------------------------------------------- --------------------
    Book-Entry Issuance                                                                                     14
------------------------------------------------------------------------------------------------- --------------------
    Plan of Distribution                                                                                    15
------------------------------------------------------------------------------------------------- --------------------
    Legal Matters                                                                                           17
------------------------------------------------------------------------------------------------- --------------------
    Experts                                                                                                 17
------------------------------------------------------------------------------------------------- --------------------


                              ABOUT THIS PROSPECTUS

           This prospectus is part of a registration statement that The South Financial Group, Inc. ("TSFG" or "us" or "we") filed with the Securities and Exchange Commission (the "SEC") using a shelf registration process. Under this shelf registration process, TSFG may, from time to time, sell any combination of the securities described in this prospectus and the other prospectus accompanying this registration statement, in one or more offerings up to a total dollar amount of $200,000,000. TSFG may, from time to time, sell:

           o Common Stock;
           o Preferred Stock;
           o Debt Securities; and
           o Warrants

         This prospectus provides you with a general description of the Common Stock, the Preferred Stock, the Debt Securities, and the Warrants. Each time we sell Common Stock, Preferred Stock, Debt Securities, and/or Warrants, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The applicable prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

         The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

                         THE SOUTH FINANCIAL GROUP, INC.

         The South Financial Group, Inc. is a South Carolina corporation headquartered in Greenville, South Carolina. "TSFG" refers to The South Financial Group, Inc. and its subsidiaries, except where the context requires otherwise. It was formed in 1986 and is a financial holding company, as defined by the Gramm-Leach-Bliley Act of 1999. TSFG operates principally through Carolina First Bank, a South Carolina chartered commercial bank, and Mercantile Bank, a Florida chartered commercial bank (collectively, the "Subsidiary Banks"). TSFG's subsidiaries provide a full range of financial services, including asset management, insurance, investments, mortgage, and trust services, designed to meet substantially all of the financial needs of its customers. At March 31, 2003, TSFG conducted business through 76 locations in South Carolina, 5 locations in North Carolina and 34 locations in northern and central Florida. At March 31, 2003, TSFG had $9.0 billion in assets, $4.6 billion in loans, $4.7 billion in deposits, $635.0 million in shareholders' equity, and $1.0 billion in market capitalization.


SUBSIDIARY BANKS

         The Subsidiary Banks target small and middle market businesses and consumers in their market areas. The Subsidiary Banks provide a full range of commercial and consumer banking services, including deposit accounts, secured and unsecured loans through direct and indirect channels, residential mortgage originations, cash management programs, trust functions, safe deposit services, and certain insurance and brokerage services. The Subsidiary Banks' deposits are insured by the Federal Deposit Insurance Corporation ("FDIC").

         The Subsidiary Banks offer Internet banking services, including bill payment, through their respective websites, as well through Bank CaroLine, an Internet-only banking division of Carolina First Bank.


NON-BANKING SUBSIDIARIES

         Through other subsidiaries, TSFG also provides various financial-based products and services, including insurance/brokerage products, to its customers. Revenues from operation of these subsidiaries do not presently constitute a significant portion of TSFG's total operating revenues. TSFG may subsequently engage in other activities permissible for registered financial services companies when suitable opportunities develop. Proposals for such further activities are subject to approval by appropriate regulatory authorities.

         TSFG's principal executive offices are located at 102 South Main Street, Greenville, South Carolina, and its telephone number is (864) 255-7900.

         If you would like to know more about TSFG, see the documents incorporated by reference in this prospectus as described under the sections "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."


                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable prospectus supplement, TSFG will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its operating units and subsidiaries, financing business expansion, refinancing or extending the maturity of existing debt obligations, investments at the holding company level and stock repurchases. The applicable prospectus supplement will provide more detail on the use of proceeds of any specific offering.

                          CONSOLIDATED EARNINGS RATIOS


The following table provides TSFG's consolidated ratios of earnings to fixed charges:

                                                       Three Months
                                                      Ended March 31,                Years Ended December 31,
                                                    ---------- --------     -------- ---------- -------- ------- -------
                                                      2003      2002         2002      2001      2000     1999    1998
                                                      ----      ----         ----      ----      ----     ----    ----
Consolidated  Ratio of Earnings to Fixed Charges
and Preferred Stock Dividends:
          Including interest on deposits               1.86     1.62         1.64       1.32     1.05    1.41    1.39
          Excluding interest on deposits               2.72     2.59         2.52       2.12     1.19    3.49    4.06

Consolidated Ratio of Earnings to Fixed Charges:
          Including interest on deposits               1.86     1.62         1.64       1.32     1.05    1.41    1.39
          Excluding interest on deposits               2.72     2.59         2.52       2.12     1.19    3.29    4.06

For purposes of computing TSFG's ratio of earnings to fixed charges, earnings consist of net income plus income taxes and fixed charges. Fixed charges consist of interest expense on deposits, interest expenses on borrowings and minority interest in consolidated subsidiary (which pertains to real estate investment trust preferred stock dividends).


                       WHERE YOU CAN FIND MORE INFORMATION

         TSFG files annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may inspect these documents without charge at the principal office of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies of these documents from the SEC's Public Reference Room at its principal office. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is
http://www.sec.gov. These SEC filings are also available to the public from commercial document retrieval.

         TSFG has filed a registration statement on Form S-3 with the SEC relating to the offering of securities pursuant to this prospectus. The registration statement contains information not found in this prospectus. For further information, you should refer to the registration statement, which you can inspect and copy in the manner and at the sources described above. Any statements we make in this prospectus or that we incorporate by reference concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

         The registration statement we have filed with the SEC utilizes the "shelf" registration process. Additional prospectuses or prospectus supplements may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a later prospectus supplement. You should read this prospectus together with additional information described under the heading "Incorporation of Certain Documents by Reference."


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows TSFG to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that TSFG files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

TSFG incorporates by reference the documents listed below and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act"), until our offering is completed:

(1) TSFG's Annual Report on Form 10-K for the year ended December 31, 2002; (2) TSFG's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; (3) TSFG's Current Reports on Form 8-K dated January 3, 2003, April 15, 2003 and May 19, 2003;
(4)           TSFG's  registration  statement  on Form  8-A  filed  pursuant  to
              Section 12 of the Securities Exchange Act of 1934 that contains descriptions of TSFG's common stock and other rights, including all amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing, emailing, or telephoning TSFG at the following address or telephone number:

                  The South Financial Group, Inc.
                  102 South Main Street
                  Greenville, South Carolina 29601
                  Attn: Mary M. Gentry
                  Telephone: (864) 255-4919
                  Email: mary.gentry@thesouthgroup.com


                           FORWARD-LOOKING STATEMENTS

         This prospectus, any accompanying prospectus supplement, and the information incorporated by reference in this prospectus contain certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) to assist in the understanding of anticipated future operating and financial performance, growth opportunities, growth rates, and other similar forecasts and statements of expectations. These forward-looking statements reflect current views, but are based on assumptions and are subject to risks, uncertainties, and other factors, which may cause actual results to differ materially from those in such statements. These factors include, but are not limited to, the following:

     o    risks  from  changes  in  economic,   monetary  policy,  and  industry
          conditions;
     o changes in interest rates, deposit rates, the net interest margin, and funding sources;
     o    market risk and inflation;
     o risks inherent in making loans including repayment risks and value of collateral;
     o loan growth, the adequacy of the allowance for loan losses and the assessment of problem loans (including in particular, loans acquired via acquisition);
     o level, composition, and repricing characteristics of the securities portfolio;
     o    fluctuations in consumer spending;
     o competition in the banking industry and demand for our products and services;
     o    dependence on senior management;
     o    technological changes;
     o    ability to increase market share;
     o    expense projections;
     o risks associated with income taxes, including the potential for adverse adjustments;
     o acquisitions, related cost savings, expected financial results, and unanticipated integration issues;
     o significant delay or inability to execute strategic initiatives designed to grow revenues;
     o    changes in accounting policies and practices;
     o    costs and effects of litigation; and
     o    recently-enacted or proposed legislation.

         Such forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events. In addition, certain statements in future filings by TSFG with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with the approval of TSFG, which are not statements of historical fact, constitute forward-looking statements.

                           SUPERVISION AND REGULATION

         As a financial holding company and a bank holding company under the BHC Act, the Federal Reserve regulates, supervises, and examines TSFG. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to TSFG, please refer to TSFG's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, Quarterly Reports on Form 10-Q and any subsequent reports that TSFG files with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, TSFG's earnings are affected by actions of the federal and state bank regulatory agencies that regulate us and our banking subsidiaries, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

         TSFG's earnings are also affected by general economic conditions, our management policies, and legislative action.

         In addition, numerous governmental requirements and regulations affect our business activities. A change in applicable statutes, regulations, or regulatory policy may have a material effect on TSFG's business.

         Depository institutions, like TSFG's bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. TSFG also has other financial services subsidiaries regulated, supervised, and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. TSFG's non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

         This prospectus is a general summary of the terms and provisions of TSFG's common stock (the "Common Stock"), TSFG's preferred stock ("Preferred Stock"), the Warrants and the Debt Securities. This prospectus does not purport to be complete and is qualified in its entirety by reference to TSFG's Amended and Restated Articles of Incorporation and any amendments thereto, which include the express terms of the Common Stock. The applicable prospectus supplement will describe the specific terms of the series of the Common Stock and the Preferred Stock offered under that prospectus supplement.



                           DESCRIPTION OF COMMON STOCK

         COMMON STOCK

         TSFG has 100,000,000 shares of common stock authorized, of which 46,405,600 shares were outstanding as of March 31, 2003. The holders of the TSFG common stock are entitled to dividends when, as and if declared by the board of directors in their discretion out of funds legally available therefor. The principal source of funds for TSFG is dividends from its subsidiaries. TSFG's subsidiaries are subject to certain legal restrictions on the amount of dividends they are permitted to pay. All outstanding shares of TSFG common stock are fully paid and nonassessable. No holder of TSFG common stock has any redemption or sinking fund privileges, any preemptive or other rights to subscribe for any other shares or securities, or any conversion rights. In the event of liquidation, the holders of TSFG common stock are entitled to receive pro rata any assets distributable to shareholders related to the shares held by them, subject to the rights of any senior stock that may be issued in the future. Holders of the TSFG common stock are entitled to one vote per share.

         CERTAIN MATTERS RELEVANT TO COMMON STOCK

         Shareholders' Rights Agreement. TSFG has adopted a Shareholders' Rights Agreement (the "Rights Agreement"), pursuant to which a common stock purchase right (a "Right") has been issued for each outstanding share of TSFG common stock outstanding. Initially, each Right entitles the registered holder to purchase from TSFG one-half share of TSFG common stock at a cash exercise price of $30.00 (subject to adjustment). However, in the event that various takeover attempts occur with respect to TSFG, the Rights convert into the right to receive upon exercise at the then current exercise price, that number of shares of TSFG common stock (or in certain circumstances, cash, property, or other securities of TSFG) having a market value of two times such exercise price. The

Rights may be redeemed in whole, but not in part, at a price of $.001 per Right. This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which has been included in TSFG's public filings with the SEC.

         Classification of Board of Directors. In accordance with its articles of incorporation, whenever the Board consists of nine or more persons, the Board shall be divided into three classes of directors (with each class having as close to an equal number as possible). The members of each class are elected for staggered three-year terms.

         Removal of Directors. TSFG's articles of incorporation require the affirmative vote of the holders of not less than 80% of the outstanding voting securities of TSFG to remove any director or the entire board of directors without cause. Directors may be removed for cause as provided under South Carolina law.

         Limitation of Director Liability. The members of the board of directors of TSFG are exempt under TSFG's articles of incorporation from personal monetary liability to the extent permitted by Section 33-2-102(e) of the South Carolina Code. This statutory provision provides that a director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director:

     o for any breach of the director's duty of loyalty to the corporation or its shareholders,
     o for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law,
     o imposed under Section 33-8-330 of the South Carolina Code (improper distribution to shareholder), or
     o for any transaction from which the director derived an improper personal benefit.

         Evaluation of Proposed Business Combinations. TSFG's articles of incorporation provide that the board of directors, when evaluating any proposed business combination with TSFG, shall give due consideration to all relevant factors, including without limitation, the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of TSFG, and on its subsidiaries, the communities and geographical areas in which TSFG and its subsidiaries operate or are located, and on any of the businesses and properties of TSFG or any of its subsidiaries, as well as such other factors as the directors deem relevant, and not only the consideration being offered in relation to the then current market price for TSFG's outstanding shares, but also in relation to the then current value of TSFG in a freely-negotiated transaction and in relation to the board of directors' estimate of the future value of TSFG (including the unrealized value of its properties and assets) as an independent going concern.

         Voting For Directors. TSFG's articles of incorporation provide that shareholders may not cumulate votes for the election of directors.

         Supermajority Voting Requirements. TSFG's articles of incorporation require the affirmative vote of holders of at least 80% of the outstanding stock of TSFG entitled to vote for approval before TSFG may effect:

     o a merger of TSFG or any of its subsidiaries with any other corporation which holds at least 5% of the outstanding voting power of all outstanding voting stock of TSFG (a "Related Corporation");
     o the sale or exchange of all or a substantial part of TSFG's assets to or with any Related Corporation; or
     o the issue or delivery of TSFG stock or other TSFG securities in exchange or payment for properties or assets of or securities issued by any Related Corporation (the foregoing being hereinafter referred to as a "business combination").

         This 80% supermajority is reduced to the percentage required by applicable law if such business combination was approved (or adopted) and recommended without condition by the affirmative vote of at least 80% of the directors. The articles of incorporation expressly permit the board of directors to condition its approval (or adoption) of any business combination upon the approval of holders of 80% of the outstanding stock of TSFG entitled to vote on such business combination. The 80% supermajority provision is not applicable to any transaction solely between TSFG and another corporation, 50% or more of the voting stock of which is owned by TSFG. Under present South Carolina law, a merger or the sale of substantially all the assets requires the approval of holders of at least two-thirds of the outstanding shares entitled to vote.

         Control Share Acquisition/Business Combination Statutes. The South Carolina Code has business combination and control share acquisition statutes which may serve to impede takeovers not favored by management.

                         DESCRIPTION OF PREFERRED STOCK

         TSFG has 10,000,000 shares of "blank check" preferred stock authorized, none of which is outstanding. TSFG's board of directors has the sole authority, without shareholder vote, to issue shares of authorized but unissued preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The relative rights, preferences and limitations of the preferred stock are determined by TSFG's board of directors in its sole discretion. Among other things, the board may designate with respect to the preferred stock, without further action of the shareholders of TSFG, the dividend rate and whether dividends shall be cumulative or participating or possess other special rights, the voting rights, TSFG's rights and terms of redemption, the liquidation preferences, any rights of conversion and any terms related thereto, and the price or other consideration for which the preferred stock shall be issued. The preferred stock could be utilized by TSFG to impede the ability of third parties who attempt to acquire control of TSFG without the cooperation of TSFG's board of directors.


                         DESCRIPTION OF DEBT SECURITIES

         Any debt securities issued using this prospectus ("Debt Securities") will be our direct unsecured general obligations. The Debt Securities will be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities").

         The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between our company and a U.S. banking institution (a "Trustee"). The Trustee for each series of Debt Securities will be identified in the applicable prospectus supplement. Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures."

         The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the prospectus supplement.

         We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indentures, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.


         GENERAL

         The Indentures provide that Debt Securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture.

         The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt ("Senior Debt"). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under "--Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

         A prospectus supplement and a supplemental indenture relating to any series of Debt Securities being offered will include specific terms related to the offering, including the price or prices at which the Debt Securities to be offered will be issued. These terms will include some or all of the following:

         o        the title of the Debt Securities;

         o whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

         o        the total principal amount of the Debt Securities;

         o the dates on which the principal of the Debt Securities will be payable;

         o the interest rate of the Debt Securities and the interest payment dates for the Debt Securities;

         o the places where payments on the Debt Securities will be payable;

         o any terms upon which the Debt Securities may be redeemed at our option;

         o any sinking fund or other provisions that would obligate our company to repurchase or otherwise redeem the Debt Securities;

         o        whether the Debt Securities are defeasible;

         o        any addition to or change in the Events of Default;

         o if convertible into our common stock or any of our other securities, the terms on which such Debt Securities are convertible;

         o any addition to or change in the covenants in the applicable Indenture; and

         o any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture. (Section
                  301)

         The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by our company and may be in any currency or currency unit designated by us.

         If so provided in the applicable prospectus supplement, we may issue the Debt Securities at a discount below their principal amount and pay less than the entire principal amount of the Debt Securities upon declaration of acceleration of their maturity ("Original Issue Discount Securities"). The applicable prospectus supplement will describe all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities.


         SENIOR DEBT SECURITIES

         The Senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.


         SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         Under the Subordinated Indenture, payment of the principal, interest and any premium on the Subordinated Debt Securities will generally be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including any Senior Debt Securities. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series, including:

         o the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

         o the applicability and effect of such provisions in the event of specified defaults with respect to Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

         o the definition of Senior Debt applicable to the Subordinated Debt Securities of that series.

         The  failure  to  make  any  payment  on any of the  Subordinated  Debt
Securities due to the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not prevent the occurrence of an Event of Default under the Subordinated Debt Securities.


         CONVERSION RIGHTS

         The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.


         FORM, EXCHANGE AND TRANSFER

         The Debt Securities of each series will be issuable only in fully registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the securities will be issued in denominations of $1,000 each or multiples thereof. (Section 302)

         Subject to the terms of the applicable Indenture and the limitations applicable to global securities, Debt Securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by our company for such purpose, without the payment of any service charge except for any tax or governmental charge. (Sections 305 and 1002)


         GLOBAL SECURITIES

         The Debt Securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with a depositary identified in the applicable prospectus supplement.

         No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

         o the depositary is unwilling or unable to continue as depositary;

         o an Event of Default has occurred and is continuing; or

         o as otherwise provided in a prospectus supplement.

         Unless otherwise stated in any prospectus supplement, The Depository Trust Company ("DTC") will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through records maintained by DTC and its participants.


         PAYMENT

         Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 307)

         Unless otherwise indicated in the applicable prospectus supplement, principal interest and any premium on the Debt Securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names the Debt Securities are registered on days specified in the Indenture or any prospectus supplement. (Sections 1002 and
1003)


         CONSOLIDATION, MERGER AND SALE OF ASSETS

         We may consolidate with or merge into, or sell or lease substantially all of our properties to any person if:

         o the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

         o immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

         o any other conditions specified in the applicable prospectus supplement are met. (Section 801)


         EVENTS OF DEFAULT

         Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default ("Event of Default") under the
Indentures:

         o failure to pay principal or premium on any Debt Security of that series when due;

         o failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

         o failure to deposit any sinking fund payment, when due, on any Debt Security of that series;

         o failure to perform any other covenant or the breach of any warranty in the Indenture for 90 days after being given written notice;

         o certain events of bankruptcy, insolvency or reorganization affecting us; and

         o        any  other  Event  of  Default  included  in  the   applicable
                  Indenture or supplemental indenture. (Section 501)

         If an Event of Default (other than as a result of bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount of the Debt Securities of that series (or such portion of the principal amount of such Debt Securities, as may be specified in a prospectus supplement) to be due and payable immediately. If an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the Debt Securities of a series (or such portion of the principal amount of such
Debt Securities as may be specified in a prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can rescind the acceleration. (Section 502)

         Other than its duties in case of an Event of Default, a Trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders, unless the holders offer the Trustee reasonable indemnity. (Section 603) Subject to the indemnification of the Trustees, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.
(Section 512)

         The holders of Debt Securities of any series will not have any right to institute any proceeding with respect to the applicable Indenture unless:

         o the holder has given written notice to the Trustee of an Event of Default;

         o the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

         o the Trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

         These limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal, interest or premium on such Debt Security on or after the applicable due date specified in such Debt Security.
(Section 508)

         We will be required to furnish to each Trustee annually within 120 days of the end of each fiscal year a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable Indenture.
(Section 1004)


         MODIFICATION AND WAIVER

         Under each Indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.


         DEFEASANCE AND COVENANT DEFEASANCE

         If, and to the extent, indicated in the applicable prospectus supplement, we may elect at any time to have the provisions of the Indentures relating to defeasance and discharge of indebtedness and to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series. (Section 1301)

         Defeasance and Discharge

         The Indentures provide that, upon the exercise of our option (if any), we will be discharged from all our obligations with respect to the applicable Debt Securities upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to the discharge of our obligations with respect to a series of Debt Securities will be described in an applicable prospectus supplement.

         Defeasance of Certain Covenants

         The Indentures provide that, upon the exercise of our option (if any), we may omit to comply with certain restrictive covenants described in an applicable prospectus supplement, the occurrence of certain Events of Default as described in an applicable prospectus supplement will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to exercising this option with respect to a series of Debt Securities will be described in an applicable prospectus supplement. (Sections 1303 and 1304)

         NOTICES

         Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)


         TITLE

         We, the Trustees and any agent of ours or a Trustee may treat the person in whose name a Debt Security is registered as the absolute owner of the Debt Security, whether or not such Debt Security may be overdue, for the purpose of making payment and for all other purposes. (Section 308)


         GOVERNING LAW

         The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New
York. (Section 112)



                             DESCRIPTION OF WARRANTS

         This section describes the general terms and provisions of the Warrants. The applicable prospectus supplement will describe the specific terms of the Warrants offered under that applicable prospectus supplement and any general terms outlined in this section that will not apply to those Warrants.

         A form of Warrant agreement, including the form of Warrant certificate, is an exhibit to the registration statement of which this prospectus is a part.

         Because this is a summary, it does not contain all of the details found in the full text of the Warrant agreement and the Warrant certificate. If you would like additional information, you should read the form of Warrant agreement and the Warrant certificate relating to the applicable series of Debt Securities.

         We may issue Warrants independently or together with Debt Securities. The Warrants will be issued under Warrant agreements between us and a bank or trust company, as Warrant agent, all as stated in the applicable prospectus supplement. The Warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

GENERAL

         The applicable prospectus supplement will describe the terms of the Warrants offered in this prospectus, including the following, if applicable:

     o    the offering price,

     o    the currencies in which the Warrants are being offered,

     o    the title of the Warrants,

     o the designation, aggregate principal amount and terms of the Debt Securities for which the Warrants are exercisable and the procedures and conditions relating to the exercise of those Warrants,

     o the designation and terms of any related Debt Securities with which the Warrants are to be issued and the number of the Warrants offered with each Debt Security,

     o the date, if any, on and after which the holder of the Warrants can transfer them separately from the related Debt Securities,

     o the principal amount of Debt Securities that can be purchased if a holder exercises each Warrant and the price at which the principal amount can be purchased upon exercise,

     o the date on which the right to exercise the Warrants will commence and the date on which this right will expire,

     o if the Debt Securities that can be purchased at the exercise of a Warrant are original issue discount Debt Securities, a discussion of the applicable U.S. Federal income tax consequences, and

     o whether the Warrant certificates representing the Warrants will be issued in registered or bearer form, and if registered, where they are transferred and registered.

         A holder can exchange Warrant certificates for new Warrant certificates of different authorized denominations, and can exercise his or her Warrants at the corporate trust office of the Warrant agent or any other office indicated in the applicable prospectus supplement. Holders of Warrants will not have any of the rights of holders of the Debt Securities that can be purchased if a holder exercises the Warrant and will not be entitled to payments of principal of (and premium, if any, on) or interest on, the underlying Debt Securities before they exercise their Warrants.

         Each Warrant entitles the holder of that Warrant to purchase the principal amount of Debt Securities at the price stated, or determinable in the applicable prospectus supplement. A holder can exercise Warrants during the period(s) stated in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void.

         A holder can exercise Warrants as stated in the applicable prospectus supplement relating to the Warrants. We will, as soon as practicable, forward to you the Debt Securities purchased upon exercise. If less than all of the Warrants represented by the Warrant certificates are exercised, a new Warrant certificate will be issued for the remaining Warrants.


                               BOOK-ENTRY ISSUANCE

         Depository Trust Company ("DTC") will act as securities depositary for all of the Debt Securities, unless otherwise referred to in the prospectus supplement relating to an offering of Debt Securities. The Debt Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Debt Securities, representing in the aggregate the total number of Debt Securities, and will be deposited with DTC.

         DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Debt Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Debt Securities. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

         DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices will be sent to Cede & Co. as the registered holder of the Debt Securities. If less than all of the Debt Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

         Although voting with respect to the Debt Securities is limited to the holders of record of the Debt Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Debt Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Distribution payments on the Debt Securities will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Trust thereof, or TSFG, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         DTC may discontinue providing its services as securities depositary with respect to any of the Debt Securities at any time by giving reasonable notice to the relevant Trustee and TSFG. In the event that a successor securities depositary is not obtained, definitive Debt Securities certificates representing such Debt Securities are required to be printed and delivered. TSFG, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Debt Securities will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trusts and TSFG believe to be accurate, but the Trusts and TSFG assume no responsibility for the accuracy thereof. Neither the Trusts nor TSFG has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


                              PLAN OF DISTRIBUTION

         We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

         Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

         Shares may also be sold in one or more of the  following  transactions:
(a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange or NASD rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

         Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

         Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

         In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

         The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

         The common stock is listed on the Nasdaq National Market under the symbol "TSFG." The preferred stock will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.


                                  LEGAL MATTERS

         Unless otherwise indicated in the applicable prospectus supplement, some legal matters concerning the securities will be passed upon for TSFG by William P. Crawford Jr. Esq., 102 South Main Street, Greenville, South Carolina 29601.


                                     EXPERTS

         The consolidated financial statements of TSFG as of December 31, 2002 and 2001, and for each of the years in the three year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Registration fee under the Securities Act of 1933, as amended                         $           18,400
Blue Sky fees and expenses (including counsel fees)                                                    *
Fees of rating agencies                                                                                *
Trustees' fee and expenses                                                                             *
Printing and engraving                                                                                 *
Accounting services                                                                                    *
Legal fees of registrant's counsel                                                                     *
Miscellaneous                                                                                          *
                                                                                      ------------------
             Total                                                                                     *
 * To be provided by amendment                                                        ==================


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         Reference is made to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, which provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director. Section 5.1 of our bylaws provide that the corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation against liability incurred in the proceeding to the fullest extent permitted by law. Section 5.2 of our bylaws provide that the corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding to the fullest extent permitted by law. Section
5.3 of our bylaws provides that in addition to any indemnification required by law, the corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of the bylaws with respect to the indemnification and advancement of expenses of directors and officers of the corporation. We have entered into indemnification agreements with each of our directors, which make the above-referenced bylaws provisions the basis of a contract between us and each director.

         Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, also permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director of the corporation. We maintain directors' and officers' liability insurance.

         Reference is made to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles of incorporation of the personal liability of a director for breach of the director's fiduciary duty. Reference is made to our Articles of Amendment filed with the South Carolina Secretary of State on April 18, 1989 which state:
"A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of laws, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ITEM 16. EXHIBITS.

------------ ------------------------------------------------ ------------------------------------------------------
EXHIBIT NO.  DESCRIPTION OF EXHIBIT                           LOCATION
------------ ------------------------------------------------ ------------------------------------------------------
1.1          Form of Underwriting Agreement                   *
------------ ------------------------------------------------ ------------------------------------------------------
4.1          Specimen TSFG Common Stock certificate           Incorporated  by Reference to  Exhibit 4.1  of TSFG's
                                                              Registration  Statement on Form S-1,  Commission File
                                                              No. 33-7470
------------ ------------------------------------------------ ------------------------------------------------------
4.2          Articles of Incorporation, as amended            Incorporated  by reference to  Exhibit 3.1  of TSFG's
                                                              Registration  Statement on Form S-4,  Commission File
                                                              No. 57389;   Exhibit 3.2   of   TSFG's   Registration
                                                              Statement     on    Form S-4,     Commission     File
                                                              No. 333-32459,  and  Exhibit 10.3 of TSFG's Quarterly
                                                              Report on Form 10-Q for the quarter  ended  March 31,
                                                              2000, Commission File No. 15083
------------ ------------------------------------------------ ------------------------------------------------------
4.3          Bylaws                                           Incorporated  by reference to  Exhibit 3.1  of TSFG's
                                                              Current Report on Form 8-K dated  December 18,  1996,
                                                              Commission File No. 0-15083
------------ ------------------------------------------------ ------------------------------------------------------
4.4          Amended  and  Restated  Common  Stock  Dividend  Incorporated   by  reference  to  the  Prospectus  in
             Reinvestment Plan                                TSFG's    Registration    Statement    on   Form S-3,
                                                              Commission File No. 333-66264
------------ ------------------------------------------------ ------------------------------------------------------
4.5          Form of Indenture for Senior Debt Securities     Filed herewith
------------ ------------------------------------------------ ------------------------------------------------------
4.6          Form  of  Indenture   for   Subordinated   Debt  Filed herewith
             Securities
------------ ------------------------------------------------ ------------------------------------------------------
4.7          Form of Senior Debt Security                     Included in Exhibit 4.5
------------ ------------------------------------------------ ------------------------------------------------------
4.8          Form of Subordinated Debt Security               Included in Exhibit 4.6
------------ ------------------------------------------------ ------------------------------------------------------
4.9          Form of Warrant Agreement                        *
------------ ------------------------------------------------ ------------------------------------------------------
4.10         Form of Warrant Certificate                      *
------------ ------------------------------------------------ ------------------------------------------------------
4.11         Form of  Depository  Agreement  with respect to  *
             Debt Securities
------------ ------------------------------------------------ ------------------------------------------------------
4.12         Amended   and   Restated   Shareholder   Rights  Incorporated  by reference to  Exhibit 4.1  of TSFG's
             Agreement                                        Current Report on Form 8-K dated  December 18,  1996,
                                                              Commission File No. 0-15083
------------ ------------------------------------------------ ------------------------------------------------------
5.1          Opinion of William P.  Crawford,  Jr.,  Esq. as  Filed herewith to legality of securities
------------ ------------------------------------------------ ------------------------------------------------------
8.1          Opinion  as  to  certain   federal  income  tax  *
             matters
------------ ------------------------------------------------ ------------------------------------------------------
12.1         Statement regarding Computation of Ratios        Filed herewith
------------ ------------------------------------------------ ------------------------------------------------------
23.1         Consent of KPMG LLP                              Filed herewith
------------ ------------------------------------------------ ------------------------------------------------------
23.2         Consent of William P. Crawford, Jr., Esq.        Included in Exhibit 5.1
------------ ------------------------------------------------ ------------------------------------------------------
23.3         Consent with respect to Exhibit 8.1              *
------------ ------------------------------------------------ ------------------------------------------------------
24.1         Power of Attorney                                Included on the Signature Page
------------ ------------------------------------------------ ------------------------------------------------------
25.1         Statement  of   Eligibility   on  Form  T-1  of  *
             trustee under the Senior Indenture
------------ ------------------------------------------------ ------------------------------------------------------
25.1         Statement  of   Eligibility   on  Form  T-1  of  *
             trustee under the Subordinated Indenture
------------ ------------------------------------------------ ------------------------------------------------------

* To be filed subsequently.


ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby also undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                           (i) to include  any  prospectus  required  by Section
10(a)(3) of the Securities Act;
                           (ii) to reflect in the prospectus any facts or events
arising after the effective date of this registration
statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
                            (iii)  to  include  any  material  information  with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                   (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (4) that, for the purposes of determining any liability under the Securities Act:
                              (i)  The  information  omitted  from  the  form of
prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
                              (ii) Each post-effective amendment that contains a
form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, The South Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 23rd day of June, 2003.

NAME                                TITLE                                                        DATE

/s/ Mack I. Whittle, Jr.            President and CEO                                            June 23, 2003
--------------------
Mack I. Whittle, Jr.

/s/ William S. Hummers III          Vice Chairman and Executive Vice President                   June 23, 2003
---------------------------         (Principal Accounting and Principal Financial Officer)
William S. Hummers III

Each of the undersigned, being a director and/or officer of The South Financial Group, Inc. (the "Company") hereby nominates, constitutes and appoints William
S. Hummers III and William P. Crawford, Jr., or either one of them severally, to be his true and lawful attorney-in-fact and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 relating to the issuance of debt securities, common stock, preferred stock, warrants to purchase the foregoing evidencing fractional interests of preferred stock and to file any and all amendments, including post-effective amendments on Form S-3 or other appropriate form, to the registration statement, and any additional registration statement pursuant to Rule 462(b), making such changes in the registration statement as such attorney-in-fact deems appropriate and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Commission.

Pursuant to the requirement of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities on the date indicated:

NAME                                TITLE                                                        DATE

/s/ William R. Timmons, Jr.         Chairman of the Board                                        June 18, 2003
---------------------------
William R. Timmons, Jr.

/s/ Mack I. Whittle, Jr.            Director                                                     June 18, 2003
------------------------------------
Mack I. Whittle, Jr.

/s/ William S. Hummers III          Director                                                     June 18, 2003
---------------------------
William S. Hummers III

/s/ William P. Brant                Director                                                     June 18, 2003
-------------------------
William P. Brant

/s/ Gordon W. Campbell              Director                                                     June 18, 2003
---------------------------
Gordon W. Campbell

/s/ Judd B. Farr                    Director                                                     June 18, 2003
------------------
Judd B. Farr

/s/ C. Claymon Grimes, Jr.          Director                                                     June 18, 2003
----------------------
C. Claymon Grimes, Jr.

/s/ M. Dexter Hagy                  Director                                                     June 18, 2003
------------------
M. Dexter Hagy

/s/ Thomas J. Rogers                Director                                                     June 18, 2003
------------------
Thomas J. Rogers

/s/ H. Earle Russell, Jr.           Director                                                     June 18, 2003
---------------------------
H. Earle Russell, Jr.


                                       21

/s/ Charles B. Schooler             Director                                                     June 18, 2003
---------------------------
Charles B. Schooler

____________________                Director                                                     June 18, 2003
Edward J. Sebastian

/s/ John C. B. Smith, Jr.           Director                                                     June 18, 2003
---------------------------
John C. B. Smith, Jr.

/s/ Eugene E. Stone IV              Director                                                     June 18, 2003
---------------------------
Eugene E. Stone IV

/s/ Samuel H. Vickers               Director                                                     June 18, 2003
---------------------------
Samuel H. Vickers

/s/ David C. Wakefield III          Director                                                     June 18, 2003
---------------------------
David C. Wakefield III

/s/ William R. Timmons, III.        Director                                                     June 18, 2003
---------------------------
William R. Timmons, III

















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